                                EXHIBIT (5)(b)(2)

                              FORM OF APPLICATION
                                PORTFOLIO SELECT

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                                        Product:________________________
   [LOGO] Transamerica                  Variable Annuity Application
          LIFE INSURANCE COMPANY        Overnight Address: 4333 Edgewood Rd NE,
                                          Cedar Rapids, IA 52499
                                        Service Office Address: P.O. Box 3183,
                                          Cedar Rapids, IA 52406-3183
                                        1-800-525-6205
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---------------------------------
   Annuity Contract Information
---------------------------------
Initial Premium $ ______________________________________________________________

Source of Funds:
    [_] Initial [_] Qual. Transfer [_] Qual. Rollover [_] 1035

Type of Plan:
[_] Non-Qualified

[_] Qualified
    [_]IRA     [_] SEP [_] Roth IRA

    Tax year for which IRA contribution is being made:___________

    [_] 403(b) TSA     [_] 401(k) [_] 401(a) [_] Other

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   Owner Information   (If no Annuitant is specified, the Owner will be the
---------------------- Annuitant.)
If a trust is named as the Owner or Beneficiary, please provide the Trustee Certification Form.

First Name: ____________________________________________________________________

Last Name: _____________________________________________________________________

Address: _______________________________________________________________________

City, State:____________________________________________________________________

Zip: _______________________  Telephone:________________________________________

Date of Birth: ______________________   [_] Female [_] Male

SS#/TIN: _______________________________________________________________________

 E-mail Address: _______________________________________________________________
                 (optional)
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   Joint Owner(s)
----------------------

First Name:  ___________________________________________________________________

Last Name:   ___________________________________________________________________

Address:     ___________________________________________________________________

City, State: ___________________________________________________________________

Zip: _______________________  Telephone:________________________________________

Date of Birth: ______________________   [_] Female [_] Male

SS#/TIN: _______________________________________________________________________

----------------
   Annuitant                  Complete only if different from Owner.
----------------

First Name: ____________________________________________________________________

Last Name:   ___________________________________________________________________

Address:     ___________________________________________________________________

City, State: ___________________________________________________________________

Zip: _______________________  Telephone:________________________________________

Date of Birth: ______________________   [_] Female [_] Male

SS#/TIN: _______________________________________________________________________

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   Beneficiary(ies) Designation
----------------------------------

Name: ________________________________________________________  [_] Primary

Relationship: _______________________________________  ______%  [_] Contingent

Name: ________________________________________________________  [_] Primary

Relationship: _______________________________________  ______%  [_] Contingent

Name: ________________________________________________________  [_] Primary

Relationship: _______________________________________  ______%  [_] Contingent

Name: ________________________________________________________  [_] Primary

Relationship: _______________________________________  ______%  [_] Contingent

Name: ________________________________________________________  [_] Primary

Relationship: _______________________________________  ______%  [_] Contingent


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   Benefit Selections
-------------------------

Guaranteed Income Benefit:
--------------------------
Managed Annuity Program (MAP) (Not available in MN)
[_] Yes
[_] No


Guaranteed Death Benefits:
--------------------------
Once the Death Benefit is selected your selection cannot be changed after the policy has been issued. If no option is selected, "Return of Premium" option will apply.

[_] Return of Premium Death Benefit
[_] Annual Step-Up Death Benefit
[_] Enhanced Death Benefit

In addition you may choose one of the following benefits:
(Not available in WA)

[_] Beneficiary Earnings              OR           [_] Beneficiary Earnings
    Enhancement (BEE)                                  Enhancement - EXTRA
                                                       (BEE-Extra)
                                                       [_]  50% [_] 75%


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   Additional Programs
--------------------------
Liquidity Feature

[_]Yes
[_]No

RBKVA-APP 11/01                                                         Standard
                                                           Portfolio Select 5/02

Portfolio Investment Strategy

[_]  Lump Sum Investment Program

     I elect to allocate 100% of my lump sum contribution directly into the sub-accounts according to the percentages listed in the Lump Sum Allocation Column.

[_]  Dollar Cost Averaging (DCA) Program

     I elect to allocate 100% of my contribution into the DCA program as defined in the DCA Allocation Column.

[_]  Combined Lump Sum/DCA Program

     I elect to allocate as follows: (must total 100% of contribution) __________% as a lump sum contribution as indicated in the Lump Sum Allocation Column.
     __________% in the DCA program as defined by the DCA Allocation Column.

DCA Instruction Section:
     Enhanced DCA Program                     Standard DCA Program            Frequency for Standard DCA Program:
     Transfer From:                           Transfer From:                  Monthly:   [_] 6 Mo.  [_] 12 Mo. [_] Other:________
     [_] 6 Month Enhanced Fixed DCA Account   [_] Standard Fixed DCA Account  Quarterly: [_] 4 Qtr. [_] Other:___________
     [_] 12 Month Enhanced Fixed DCA Account  [_] Money Market Sub-account

     The DCA Allocation Column in the Portfolio Allocation section below must be completed when a DCA Program is elected. There is a $500 minimum transfer amount for the DCA Program.

     [_] Guaranteed Principal Plus Program
     Transfer interest only from: [_] 1 Yr. Guaranteed Fixed Account  [_] 3 Yr. Guaranteed Fixed Account
                                  [_] 5 Yr. Guaranteed Fixed Account  [_] 7 Yr. Guaranteed Fixed Account
                                  Frequency:
                                  [_] Annually [_] Semi-Annually

     Guaranteed Principal Plus Program available when 100% of your contributions is invested in the fixed accounts listed above. Please indicate your interest transfer allocation in the Lump Sum Allocation Column below. If other interest only transfer programs are preferred, please complete the Optional Service Form.

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     Portfolio Allocation
-----------------------------------

Lump Sum                                                                DCA
Allocation                                                           Allocation

_______%    AIM V.I. Capital Appreciation Fund                       _______%
_______%    AIM V.I. Core Equity Fund                                _______%
_______%    AIM V.I. International Growth Fund                       _______%
_______%    AIM V.I. Premier Equity Fund                             _______%
_______%    AIM V.I. Dent Demographic Trends Fund                    _______%
_______%    Alliance Premier Growth Portfolio-Class B                _______%
_______%    Alliance Technology Portfolio-Class B                    _______%
_______%    Davis Value Portfolio                                    _______%
_______%    Evergreen VA Blue Chip Fund                              _______%
_______%    Evergreen VA Capital Growth Fund                         _______%
_______%    Evergreen VA Fund                                        _______%
_______%    Evergreen VA Foundation Fund                             _______%
_______%    Evergreen VA Global Leaders Fund                         _______%
_______%    Evergreen VA Growth Fund                                 _______%
_______%    Evergreen VA Growth and Income Fund                      _______%
_______%    Evergreen VA High Income Fund                            _______%
_______%    Evergreen VA International Growth Fund                   _______%
_______%    Evergreen VA Omega Fund                                  _______%
_______%    Federated American Leaders Fund II                       _______%
_______%    Federated High Income Bond Fund II                       _______%
_______%    Fidelity-VIP Growth Opportunities
            Portfolio-Service Class                                  _______%
_______%    Fidelity-VIP Index 500 Portfolio-Initial Class           _______%
_______%    Fidelity-VIP Investment Grade Bond
            Portfolio-Initial Class                                  _______%
_______%    Fidelity-VIP High Income Portfolio-Service Class         _______%
_______%    Fidelity-VIP Growth Portfolio-Service Class 2            _______%
_______%    Fidelity-VIP Equity Income Portfolio-Service Class 2     _______%
_______%    MFS Emerging Growth Series                               _______%
_______%    MFS Research Series                                      _______%
_______%    MFS Total Return Series                                  _______%
_______%    MFS Utilities Series                                     _______%
_______%    Oppenheimer Capital Appreciation Fund/VA                 _______%
_______%    Oppenheimer Main Street Growth & Income
            Fund/VA                                                  _______%
_______%    Oppenheimer Multiple Strategies Fund/VA                  _______%
_______%    Oppenheimer Strategic Bond Fund/VA                       _______%
_______%    Putnam VT Global Growth Fund-Class IB Shares             _______%
_______%    Putnam VT Growth and Income Fund-Class IB Shares         _______%
_______%    Putnam VT Growth Opportunities Fund-Class IB Shares      _______%
_______%    Putnam VT Money Market Fund-Class IB Shares              _______%
_______%    Putnam VT New Value Fund-Class IB Shares                 _______%
_______%    Franklin Small Cap Fund-Class 2                          _______%
_______%    Templeton Global Asset Allocation Fund-Class 2           _______%
_______%    Templeton Foreign Securities Fund-Class 2                _______%
_______%    Templeton Developing Markets Securites Fund-Class 2      _______%
_______%    1 Year Guaranteed Fixed Account                          _______%
_______%    3 Year Guaranteed Fixed Account                          _______%
_______%    5 Year Guaranteed Fixed Account                          _______%
_______%    7 Year Guaranteed Fixed Account                          _______%
    100%                                                                 100%
-------                                                              -------
Total for Lump                                                    Total for DCA
Sum Allocation                                                     Allocation

RBKVA-APP 11/01(2)

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Automatic Portfolio Rebalancing
--------------------------------------------

I elect to rebalance the variable accounts according to your Portfolio Allocation automatically, indicate how often by selecting the frequency below (Not available with DCA). If you would like to rebalance to a mix other than the indicated Lump Sum Portfolio Allocation, please complete the Optional Services Form.

[_]  Quarterly     [_]  Semi-Annually     [_]  Annually

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Telephone Transfer Authorization
--------------------------------------------

Please complete this section to authorize you and/or your Registered Representative to make transfer requests via our recorded telephone line. (Check one selection only):

[_] Owner(s) only    [_] Owner(s) and Owner's Registered Representative

Signature(s) of Authorization Acceptance

..    Unless I have notified the Company of a community or marital property interest in this policy, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

..    To the best of my knowledge and belief, my answers to the questions on this application are correct and true.

..    I am in receipt of a current prospectus for this annuity.

..    This application is subject to acceptance by the Insurance Company. If this application is rejected for any reason, the Insurance Company will be liable only for return of premiums paid.

[_] Check here if you want to be sent a copy of "Statement of Additional Information".

Will this annuity replace or change any existing annuity or life insurance?
[_] No [_] Yes (If yes, complete the following.)

Company: _________________________________________________

Policy No.: ______________________________________________

I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE SUITABLE FOR MY NEEDS.

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For applicants in the following states CO, HI, IA, LA, MD, MS, NH or OR:
Do you have any existing policies or contracts? [_] No [_] Yes

(If Yes, you must complete and submit with the application the "Important Notice Replacement of Life Insurance or Annuities.")

Did the agent/registered representative present and leave the applicant insurer-
approved sales material?                        [_] No [_] Yes
--------------------------------------------------------------------------------

Account values when allocated to any of the Variable Options are not guaranteed as to fixed dollar amount.

Signed at: ______________________________________________________
              City                  State                 Date

Owner(s) Signature: _____________________________________________

Joint Owner(s) Signature: _______________________________________

Annuitant Signature: (if not Owner) _____________________________

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Agent Information
--------------------------------------------

Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

[_] No [_] Yes (If Yes, complete any state replacement requirements.)

I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE IS SUITABLE FOR HIS/HER NEEDS.

Registered Rep/Licensed Agent Name:

Please print First Name:_________________________________________

Please print Last Name:__________________________________________

Signature:_______________________________________________________

Rep Phone # _____________________________________________________

SS#/TIN:_________________________________________________________

Registered Rep/Licensed Agent Email Address (optional):

_________________________________________________________________

Florida Agent License No.:_______________________________________

Firm Name: ______________________________________________________

Firm Address:____________________________________________________

For Registered Representative Use Only - Contact your home office for program information.

[_]Option A            [_] Option B          [_] Option C         [_] Option D
(Once selected, program cannot be changed)

Special Remarks:_________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

For applicants in Florida

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For applicants in Maine

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

For applicants in Virginia

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

This plan is intended to qualify under the Internal Revenue Code for tax favored status. Language contained in this policy referring to Federal tax statutes or rules is informational and instructional and this language is not subject to approval for delivery. Your qualifying status is the controlling factor as to whether your funds will receive tax favored treatment rather than the insurance contract. Please ask your tax advisor if you have any questions as to whether or not you qualify.

For applicants in New Jersey

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in Arkansas, New Mexico and Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects a person to criminal and civil penalties.

For applicants in Kentucky, Ohio and Oklahoma

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For applicants in Louisiana

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Colorado

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance, and civil damages. Any insurance company or agent or an insurance company who knowingly provides false, incomplete, or misleading facts or information to the policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in Tennessee and Washington D.C.

It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Arizona

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within twenty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

Annuity Commencement Date:__________________________ Recommended annuitant age 70 1/2 for qualified and annuitant age 85 for nonqualified. Annuity Commencement Date cannot be later than the Annuitant's 98th birthday.

For applicants in all states except Connecticut, New Jersey, Pennsylvania, Vermont, Virginia and Washington

When funds are allocated to Fixed Options Guarantee Periods, policy values under policy may increase or decrease in accordance with Excess Interest Adjustment prior to the end of Guaranteed Period.


RBKVA-APP 11/01